Exhibit 10.1
Second Amendment to the ARA Alliance, Purchase, and Production
Agreement
This Second Amendment to the ARA Alliance, Purchase, and Production Agreement (“Second Amendment”) is made and entered into effective as of the 1st day of January, 2007 (“Effective Date of the Second Amendment”), by and between DSM Food Specialties B.V., a Besloten Vennootschap organized under the laws of the Netherlands with its principal place of business at A. Fleminglaan 1, 2613 AX Delft, the Netherlands (“DSM”), and MARTEK BIOSCIENCES CORPORATION, a corporation organized under the laws of the State of Delaware with its principal place of business at 6480 Dobbin Road, Columbia, Maryland 21045 (“Martek”), who, intending to be legally bound, hereby agree as follows:
WITNESSETH:
     WHEREAS Martek and DSM have previously entered into an ARA Alliance, Purchase, and Production Agreement dated April 19, 2004 pursuant to which Martek and DSM entered into cross-licensing, purchase, and production arrangements, as amended by the First Amendment thereto dated December 31, 2005 (the “Agreement”) related to ARA; and
     WHEREAS Martek and DSM now wish to further amend, clarify and expand certain provisions in the Agreement as set forth herein.
     NOW, THEREFORE, effective as of the Effective Date of the Second Amendment, the parties hereto agree to amend the Agreement as follows:
     Capitalized terms, unless otherwise defined herein, shall have the meaning given in the Agreement.
1. Definitions.
A. Section 2 of the Agreement is hereby amended to add the following definitions:
     2.34A * shall mean symptoms of, damage to or deterioration of the * as a result of *.
     2.38A “DSM Adult Application Customer” shall have the meaning set forth in Section 7.4(f).
     2.38B “DSM Adult ARA Applications” shall have the meaning set forth in Section 7.4(f).
     2.38C “DSM Adult ARA Products” shall have the meaning set forth in Section 7.4(f).
     2.84A “Interim Period” shall mean the calendar years 2007, 2008, 2009 and 2010 (if the 2010 Minimum Threshold is met).
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     2.87A “Jointly Funded ARA Research Project” shall have the meaning set forth in Section 7.1(c)(ii).
     2.139A “R&D Plan” shall mean a summary of research and development work on ARA planned by the parties for the Succeeding Year.
     2.142AA * shall mean the use of products derived or sourced from ARA Products as a source of *and * in *, but any consumer products using such * shall not (i) contain an ARA content greater than * of the * of the end consumer product, (ii) be labeled as containing ARA or (iii) be intended to provide ARA for *.
     2.169 “2010 Minimum Threshold” shall mean Martek’s good faith estimate of Martek’s customers’ demand based on forecasts provided by Martek’s customers for ARA Products for calendar year 2010 as of November 1, 2009 of * Units of ARA or more. Martek will share with DSM all relevant data received from customers to confirm such forecasts, subject to any applicable confidentiality obligations.

B.	The following subsections of Section 2 of the Agreement are hereby deleted in their entirety and replaced with the following:
2.49	“DSM Mark Up” shall have the meaning set forth in Section 6.1.

2.68	“Fixed Budget Price” shall be determined as specified in Section 6.1.

2.132	Reserved.

2.133	Reserved.

2.134	Reserved.

2.138	Reserved.

2.158	Reserved.
2. Amendment to Section 5.5 of the Agreement. Section 5.5(a) of the Agreement is hereby amended by inserting the following proviso immediately prior to the end of the first sentence thereof:
“; provided, however, that, from and after the Effective Date of the Second Amendment, the foregoing requirement as well as the remaining provisions of this Section 5.5 shall not apply to any sale by DSM or its Affiliates of, and DSM and its Affiliates shall at all times after such date be entitled to sell, DSM Adult ARA Products for a DSM Adult ARA Application on the terms and subject to the conditions set forth in Section 7.4(f) of this Agreement.”
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

3. Amendments to Section 6.1 of the Agreement. The following sections are hereby inserted as new Sections 6.1(m), 6.1(n), 6.1(o), 6.1(p), 6.1(q), 6.1(r), 6.1(s), 6.1(t), 6.1(u) and 6.1(v) of the Agreement:
     (m) The parties agree that within five (5) days following the execution date of the Second Amendment, DSM will issue a * credit to Martek in full and complete resolution, discharge and satisfaction of all outstanding issues with respect to any payments owed by one party to the other under this Agreement prior to the Effective Date of the Second Amendment. Martek shall be permitted to apply such credit to any amounts due from Martek under this Agreement after the Effective Date of the Second Amendment.
     (n) In the Interim Period, other than as specifically noted below, the provisions of Sections 6.1 through 6.3 governing the determination of the Fixed Budget Price per Unit of ARA and/or any components thereof or adjustments thereto (but for clarity not those provisions of such Sections that do not directly impact the determination of the Fixed Budget Price per Unit of ARA or any adjustment thereto) and the provisions of Section 6.4 shall not apply and the parties agree on the following pricing terms and conditions in lieu thereof (subject, for the avoidance of doubt, to Sections 3.3A, 5.4, 6.5, 6.7, 6.12 and 6.15):
(i)	For calendar year 2007, Martek will purchase a minimum of * Units of ARA from DSM. The Fixed Budget Price per Unit of ARA for 2007 is *, consisting of a DSM Fixed Cost per Unit of ARA of *, plus a DSM Variable Cost per Unit of ARA of*, plus a DSM Mark Up per Unit of ARA of *. Martek will have the right to purchase up to an additional * Units of ARA during 2007 at a Fixed Budget Price per Unit of ARA of *, consisting of a DSM Variable Cost per Unit of ARA of *, plus a DSM Mark Up per Unit of ARA of *.

(ii)	For calendar year 2008, Martek will purchase a minimum of * Units of ARA from DSM. The Fixed Budget Price per Unit of ARA for 2008 will be calculated as follows:
(a)	The DSM Fixed Cost per Unit of ARA, which shall be an agreed amount of *, subject to any inflation adjustment as provided in Section 6.1(n)(x) below; plus

(b)	The 2008 DSM Variable Cost per Unit of ARA, which shall be agreed by the parties on or before January 1, 2008, but which shall be equal to * per Unit of ARA, reduced by * of any improvements resulting from R&D performed by either of the parties and/or incremental process and production improvements
i.	actually implemented prior to 2008, and/or

ii.	achieved, as established by the R&D Committee, prior to 2008 and scheduled, as agreed upon by the Committee, to be implemented during 2008,
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

and which shall be further adjusted to reflect the impact of any rate adjustments from January 1, 2007 to be made pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto.

When determining the 2008 DSM Variable Cost per Unit of ARA, the parties will agree whether or not to fix such cost at an agreed upon risk premium for the entire year or allow such cost to fluctuate based on any rate adjustments to be made pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto. Under no circumstances, however, will the DSM Variable Cost per Unit of ARA for 2008 exceed * plus any agreed upon risk premium, except as adjusted pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto; plus

(c)	The 2008 DSM Mark Up per Unit of ARA, which will be calculated by increasing the 2007 DSM Mark Up per Unit of ARA by * of any reduction of DSM Variable Cost per Unit of ARA from *, calculated as described in Section 6.1(n)(ii)(b) above, plus any inflation adjustments as provided in Section 6.1(d)(i). Rate adjustments pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto shall not be considered in such calculation.
For 2008, Martek will have the right to purchase up to an additional * Units of ARA at a Fixed Budget Price per Unit of ARA consisting of the DSM Variable Cost per Unit of ARA calculated in accordance with Section 6.1(n)(ii)(b) above, plus * of the DSM Mark Up per Unit of ARA calculated in accordance with Section 6.1(n)(ii)(c) above.

(iii)	For calendar year 2009, Martek may purchase up to * Units of ARA, and the Fixed Budget Price per Unit of ARA for 2009 will be calculated as follows:
(a)	The DSM Fixed Cost per Unit of ARA, which shall be an agreed amount of * divided by the number of Units of ARA forecasted for purchase by Martek during 2009 as of November 1, 2008, subject to a reconciliation based on actual 2009 purchases (to ensure that the full* is paid) which shall be made in the first quarter of 2010, and subject to any inflation adjustment as provided in Section 6.1(n)(x) below; plus

(b)	The 2009 DSM Variable Cost per Unit of ARA, which shall be agreed by the parties on or before January 1, 2009, but which shall be equal to * per Unit of ARA, reduced by * of any improvements resulting from R&D performed by either of the parties and/or incremental process and production improvements
i.	actually implemented prior to 2009, and/or
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ii.	achieved, as established by the R&D Committee, prior to 2009 and scheduled, as agreed upon by the Committee, to be implemented during 2009, and which shall be further adjusted to reflect the impact of any rate adjustments from January 1, 2007 to be made pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto.

When determining the 2009 DSM Variable Cost per Unit of ARA, the parties will agree whether or not to fix such cost at an agreed upon risk premium for the entire year or allow such cost to fluctuate based on any rate adjustments to be made pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto. Under no circumstances, however, will the DSM Variable Cost per Unit of ARA for 2009 exceed * plus any agreed upon risk premium, except as adjusted pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto; plus

(c)	The 2009 DSM Mark Up per Unit of ARA, which will be calculated by increasing the 2007 DSM Mark Up per Unit of ARA by * of any cumulative reduction of DSM Variable Cost per Unit of ARA from *, calculated as described in Section 6.1(n)(iii)(b) above, plus any inflation adjustments as provided in Section 6.1(d)(i). Rate adjustments pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto shall not be considered in such calculation.
If Martek purchases additional Units of ARA above the amount forecasted for 2009 as of November 1, 2008, the Fixed Budget Price per Unit of ARA for such additional Units of ARA will consist of the DSM Variable Cost per Unit of ARA calculated in accordance with Section 6.1(n)(iii)(b) above, plus * of the DSM Mark Up per Unit of ARA calculated in accordance with Section 6.1(n)(iii)(c) above.

(iv)	For calendar year 2010, provided that the 2010 Minimum Threshold is met, Martek may purchase between * and * Units of ARA, and the Fixed Budget Price per Unit of ARA for 2010 will be calculated as follows:
(a)	The DSM Fixed Cost per Unit of ARA, which shall be an agreed amount of * divided by the number of Units of ARA forecasted for purchase by Martek during 2010 as of November 1, 2009, subject to a reconciliation based on actual 2010 purchases (to ensure that the full * is paid) which shall be made in the first quarter of 2011, and subject to any inflation adjustment as provided in Section 6.1(n)(x) below; plus
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

(b)	The 2010 DSM Variable Cost per Unit of ARA, which shall be agreed by the parties on or before January 1, 2010, but which shall be equal to * per Unit of ARA, reduced by * of any improvements resulting from R&D performed by either of the parties and/or incremental process and production improvements
i.	actually implemented prior to 2010, and/or

ii.	achieved, as established by the R&D Committee, prior to 2010 and scheduled, as agreed upon by the Committee, to be implemented during 2010, and which shall be further adjusted to reflect the impact of any rate adjustments from January 1, 2007 to be made pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto.

When determining the 2010 DSM Variable Cost per Unit of ARA, the parties will agree whether or not to fix such cost for the entire year at an agreed upon risk premium or allow such cost to fluctuate based on any rate adjustments to be made pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto. Under no circumstances, however, will the DSM Variable Cost per Unit of ARA for 2010 exceed * plus any agreed upon risk premium, except as adjusted pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto; plus

(c)	The 2010 DSM Mark Up per Unit of ARA, which will be calculated by increasing the 2007 DSM Mark Up per Unit of ARA by * of any cumulative reduction of DSM Variable Cost per Unit of ARA from *, calculated as described in Section 6.1(n)(iv)(b) above, plus any inflation adjustments as provided in Section 6.1(d)(i). Rate adjustments pursuant to Section 6.1(c) of the Agreement using the methodology outlined in Schedule 6.1(n) attached hereto shall not be considered in such calculation.
If the 2010 Minimum Threshold is met and Martek purchases additional Units of ARA above the amount forecasted for 2010 as of November 1, 2009, the Fixed Budget Price per Unit of ARA for such additional Units of ARA will consist of the DSM Variable Cost per Unit of ARA calculated in accordance with Section 6.1(n)(iv)(b) above, plus * of the DSM Mark Up per Unit of ARA calculated in accordance with Section 6.1(n)(iv)(c) above.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

(v)	If the 2010 Minimum Threshold is not met, then the pricing provisions set forth in this Section 6.1(n) will not apply for calendar year 2010 and the other provisions governing the determination of the Fixed Budget Price per Unit of ARA as set forth in Sections 6.1 through 6.4 of the Agreement shall apply. Notwithstanding the foregoing, if, based upon Martek’s good faith estimate of Martek’s customers’ demand for ARA products for calendar year 2010, the 2010 Minimum Threshold was not met, but the 2010 aggregate amount of ARA Products actually purchased from Martek by its customers during calendar year 2010 equals or exceeds * Units of ARA, then the 2010 Minimum Threshold will be considered met, the Fixed Budget Price for 2010 shall be recalculated as if the pricing provisions set forth in this Section 6.1(n) applied, and any over or underpayments made by Martek for 2010 purchases will be refunded to or paid by Martek within forty-five (45) days following the end of calendar year 2010. For 2007 (for the third and fourth quarters), 2008, 2009, 2010, and 2011, within 45 days of the end of each calendar quarter, Martek shall provide DSM with a written quarterly statement of its aggregate sales of ARA Products during such quarter.

(vi)	The parties agree that in the Interim Period, Martek shall pay for all transport from both the Belvidere and Capua facilities Ex-Works and arrange (or have arranged by DSM) transport of Units of ARA in line with DSM’s production planning and Martek’s Purchase Orders, except that for volumes over * Units of ARA shipped from the Capua facility in any such year, Martek shall only pay for shipping Ex-Works from Capua as if the material had been shipped Ex-Works from Belvidere.

(vii)	* of all purchases of Units of ARA made by Martek in the Interim Period will be paid to DSM in * (using an exchange rate of * as applied to the amounts set forth herein). For those purchases paid in Euros, for each * fluctuation in the exchange rate above or below * as of the date of payment, Martek’s Fixed Budget Price per Unit of ARA will be adjusted by *. Reconciliations will be performed by the parties on a quarterly basis to determine the * fluctuation in the exchange rate that is not included in the Fixed Budget Price, and DSM will issue a debit or credit to Martek for such amount (the “Quarterly Currency Fluctuation”)

To compensate the parties for additional costs incurred as a result of the above sharing of exchange rate fluctuations, a savings account will be established as follows:
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

When the exchange rate rises above * and DSM has issued to Martek a credit for such Quarterly Currency Fluctuation, the parties will maintain an accurate record-keeping of such amount (the “Currency Savings Account”) for the future benefit of DSM should the exchange rate subsequently fall below *. When the exchange rate falls below * and there is a balance in the Currency Savings Account for the benefit of DSM, Martek will continue to pay * until the balance of the Currency Savings Account for the future benefit of DSM is reduced to zero. When the exchange rate falls below * and there is no accumulated balance in the Currency Savings Account for the benefit of DSM, and DSM has issued a debit to Martek for such Quarterly Currency Fluctuation, the parties will maintain an accurate record-keeping of such amount in the Currency Savings Account for the future benefit of Martek should the exchange rate subsequently rise above *. When the exchange rate subsequently rises above *, Martek will continue to pay * until the balance of the Currency Savings Account for the future benefit of Martek is reduced to zero.

(viii)	If any changes to requirements in the process or Specifications that are requested by Martek and agreed to by DSM lead to higher DSM Costs, these Costs shall be dealt with in accordance with Section 4.3 of this Agreement.

(ix)	Notwithstanding any volume limits specified above, Martek shall be permitted to purchase in excess of * Units of ARA in the Interim Period at the DSM Variable Cost per Unit of ARA for the Current Year, plus * of the DSM Mark Up per Unit of ARA for the Current Year. In addition, DSM shall be entitled to charge Martek for reasonable additional (i.e., not previously reimbursed) DSM Fixed Costs per Unit of ARA actually incurred by DSM due to such excess production, as shall be notified to Martek within 60 days of Martek’s request for any such additional Units of ARA. In such event, DSM shall provide details to Martek of all DSM Fixed Costs for the relevant year and Martek shall be entitled to have such DSM Fixed Costs confirmed by an independent public accounting firm designated by Martek and reasonably acceptable to DSM upon Martek’s request.

(x)	The DSM Fixed Cost per Unit of ARA calculated as provided above in this Section 6.1(n) shall be adjusted for inflationary increases in the PPI following each calendar year, beginning January 1, 2008, as follows, if applicable:
(a)	If the cumulative percentage increase in the PPI “all other miscellaneous food manufacturing” (Series ID PCU311999311999) from January 1, 2004 to the beginning of the Current Year exceeds *, and

(b)	If the actual DSM Fixed Cost per Unit of ARA for the Current Year less the depreciation component for such Fixed Costs per Unit of ARA, exceeds that otherwise calculated as provided in this Section 6.1(n) for the Current Year less the depreciation component for such Fixed Costs per Unit of ARA as a result of inflationary cost increases, as confirmed by an audit of such actual costs by an independent public accounting firm designated by Martek and reasonably acceptable to DSM, and
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

(c)	If Martek’s average price for ARA Products to its customers has increased during the previous calendar year and/or if the DSM Variable Cost per Unit of ARA for the Current Year calculated as provided in this Section 6.1(n) has decreased from the previous year, except for any decrease arising pursuant to Section 6.1(c) using the methodology outlined in Schedule 6.1(n) attached hereto of this Agreement, then
Martek will pay any additional DSM Fixed Cost per Unit of ARA for the Current Year in an amount equal to the lesser of (i) the additional Fixed Costs per Unit of ARA substantiated by audit in Section 6.1(n)(x)(b) above, (ii) * of the cumulative percentage increase in the PPI from January 1, 2004 to the beginning of the Current Year as specified in Section 6.1(n)(x)(a) above multiplied by the DSM Fixed Cost per Unit of ARA for the Current Year as otherwise calculated pursuant to this Section 6.1(n) less the depreciation component for such Fixed Costs per Unit of ARA, or (iii) the percentage increase of Martek’s average price for ARA Products to its customers in the previous calendar year multiplied by the DSM Fixed Cost per Unit of ARA for the Current Year as otherwise calculated pursuant to this Section 6.1(n) less the depreciation component for such Fixed Costs per Unit of ARA plus * of any decrease in the DSM Variable Cost per Unit of ARA in the Current Year versus the previous calendar year, except for any adjustment arising pursuant to Section 6.1(c) using the methodology outlined in Schedule 6.1(n) attached hereto of this Agreement. Any corresponding payment reconciliation shall be made in the first quarter of the Succeeding Year.

(xi)	For purposes hereof, statements that Martek may or shall purchase a specified quantity of Units of ARA for a specified calendar year shall mean that Martek may or shall place a firm order for such Units of ARA during the course of such calendar year.
(o) The parties agree that for post 2010 production (and for post 2009 production if the 2010 Minimum Threshold is not met):
(i) Martek and DSM will use good faith efforts to negotiate the post 2010 (post 2009 if the 2010 Minimum Threshold is not met) Fixed Cost infrastructure and allocation of manufacturing based on Martek’s and DSM’s reasonable assessment of market demand and the requirements of the provisions of this Agreement by June 30, 2009. If the parties do not reach agreement by such date, either party may elect to initiate the arbitration provisions of Section 10.5 of the Agreement to resolve any remaining differences.
(ii) The DSM Mark Up per Unit of ARA and DSM Variable Cost per Unit of ARA will be based on the 2010 DSM Variable Cost per Unit of ARA calculated as provided above (or the 2009 DSM Variable Cost per Unit of ARA if the 2010 Minimum Threshold is not met).
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (p) All ARA prices determined as set forth above shall be paid only for Units of ARA actually recovered by Martek in the post Extraction Crude Oil, and any corresponding payment reconciliations shall be made in the subsequent quarter. In addition, any reconciliations needed to correct any inflation adjustments made pursuant to Section 6.1(d)(i) once actual PPI data becomes available shall be made annually as needed.
     (q) The Fixed Budget Price per Unit of ARA shall be adjusted downward to reflect the spread of DSM Fixed Costs over any production of Units of ARA by DSM in the Current Year for sale within the DSM ARA Field of Use or for sale within any additional licensed area granted to DSM pursuant to Section 7.4(f) of the Agreement, and any corresponding payment reconciliations shall be made in the first quarter of the Succeeding Year.
     (r) The parties agree that in the event DSM allows Martek to sell ARA Products in excess of those volumes permitted under Sections 3.1 and 3.3 of the Agreement, Martek will pay to DSM the then applicable DSM Mark Up per Unit of ARA for any such excess. Notwithstanding the above, for any volumes Martek is allowed to sell above * Units of ARA which become permitted under Section 3.3 of the Agreement due to a Shortfall following a reduction in Practical Capacity that was requested by Martek in writing after the Effective Date of the Second Amendment, agreed to by DSM in writing and actually implemented, the exact terms and conditions regarding payment of the then applicable DSM Mark Up per Unit of ARA for any such excess will be agreed upon by the parties at such time.
     (s) Notwithstanding Sections 6.14 and 6.16, the parties agree that there shall be transparency on all DSM Costs related to the production of ARA for all years of this Agreement, and that each party shall have audit and information rights as provided below with respect thereto. Martek shall have the right to audit DSM’s calendar year books and records for purposes of confirming any and all DSM Costs, other than Fixed Costs, related to the production of ARA for Martek and establishing relevant Variable Costs and DSM Mark Up and, for years after 2010 (2009 if the 2010 Minimum Threshold is not met), Fixed Costs. Martek will also have the right to audit DSM’s Fixed Costs pursuant to Section 6.1(n)(ix) and 6.1(n)(x) of this Agreement. DSM shall have the right to audit Martek’s calendar year books and records for purposes of establishing Extraction and RBD yields as well as Martek’s sales of internally produced ARA Products pursuant to Section 3.1 of the Agreement. As an additional means to achieve the above mentioned transparency, based on the information requirements of both parties, the Committee will define a clear set of key performance metrics that will be measured and reported regularly to ensure an adequate information flow between the parties. Such set of metrics may be amended from time to time to reflect changes in the information requirements of the parties, provided that these information requirements shall at all times include at least data on fermentation productivities, Variable Costs per Unit of ARA, actual rates and consumptions for Variable Cost components, downstream recoveries and production of Units of ARA by DSM for sale within its ARA Fields of Use or for sale under any licenses granted to DSM pursuant to Section 7.4(f) of the Agreement, which will be shared between the parties on a quarterly basis.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (t) On or before December 31st of each year of this Agreement following the Effective Date of the Second Amendment, DSM will provide to Martek an updated detailed depreciation schedule. Such schedule shall include the depreciation method, depreciation period, and annual depreciation expense forecasted through the end of the term of the Agreement, and shall separately identify dedicated assets, meaning those assets used solely by DSM for the production of ARA, and shared assets, meaning those assets used by DSM for the production of both ARA and other products.
     (u) DSM shall use commercially reasonable efforts to minimize Variable Costs, including without limitation any costs subject to rate adjustments pursuant to Section 6.1(c) using the methodology outlined in Schedule 6.1(n) attached hereto. DSM and Martek shall at all times use commercially reasonable efforts to cooperate and agree upon methods to reduce Variable Costs as quickly as possible, and use commercially reasonable efforts to cooperate and agree upon methods to reduce Fixed Cost elements of the Fixed Budget Price per Unit of ARA in order to allow DSM to adapt to lower Fixed Cost contributions (e.g., to eliminate work that is not adding real value, such as undue analytics or reporting). Under no circumstances, will DSM reduce or eliminate its level of reporting to Martek without prior written agreement of the parties.
     (v) All major production process changes relating to any cost reduction efforts shall be approved by the Committee in accordance with Section 4.6 of the Agreement. In qualifying any process change, Martek will use new process qualification guidelines for ARA similar to those used for the internal production of DHA.
4. Amendments to Section 6.2 of the Agreement. Sections 6.2(a) and 6.2(b) of the Agreement are hereby deleted in their entirety and replaced with the following:
     (a) Reserved.
     (b) Reserved.
5. Amendment to Section 6.9 of the Agreement. Section 6.9 of the Agreement is hereby deleted in its entirety and replaced with the following:
     With respect to any ARA Product sold by DSM or any DSM Affiliate to a third party that is not an Affiliate of either DSM or Martek in the DSM ARA Field of Use after the Effective Date of the Second Amendment, DSM will pay Martek a royalty of * of the Fixed Budget Price per Unit of ARA for such calendar year for each Unit of ARA sold by DSM in the DSM ARA Field of Use (the “DSM ARA Field of Use Royalty”); provided, however, that the DSM ARA Field of Use Royalty shall not exceed * of DSM’s Gross Profit on such sales. Notwithstanding the foregoing, DSM shall pay Martek any DSM ARA Field of Use Royalties quarterly, within forty-five (45) days following the end of the quarter. DSM shall not pay a royalty to Martek for sales of ARA Products to ABN. In such cases where DSM reduces the price of the products referred to in this Section 6.9 as an incentive for a DSM customer to purchase other DSM products, DSM’s Gross Profit, for purposes of determining any cap on the DSM ARA Field of Use Royalty, shall be based on the non-reduced price.
6. Amendment to Section 6.12 of the Agreement. Section 6.12(a) of the Agreement is hereby amended to include the following sentence at the end of such section:
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     If the average Gross Profit per Unit of ARA in US Dollars received by Martek and its Affiliates on sales of a Unit of ARA recovers to at least the level of the DSM Mark Up per Unit of ARA in any subsequent calendar quarter, Martek shall give DSM prompt written notice thereof, whereupon the parties agree that the full DSM Mark Up per Unit of ARA shall be restored as of the day of such notification.
7. Amendment to Section 6.14 of the Agreement. Section 6.14(b) of the Agreement is hereby amended
     ; provided that during the Interim Period DSM will only provide Martek an accounting of the Variable Costs per Unit of ARA for such calendar quarter, unless Section 6.1(n)(ix) and/or Section 6.1(n)(x) are applicable.
8. Amendment to Section 6.15 of the Agreement. Section 6.15 of the Agreement is hereby deleted in its entirety and replaced with the following:
     6.15. Adjustment For Changes in RBD Yields. The average RBD yield based on the first six months of calendar year 2007, which shall be established by written agreement of the Committee, will be used to calculate the Units of ARA as Finished Oil expected to be obtained from each Unit of ARA as Crude Oil. For example, if the average RBD yield is *, then one (1) kilogram of Crude Oil containing 400 mg/g ARA is expected to yield * grams of Finished Oil containing 400 mg/g ARA. The expected quantity will be compared to the Units of ARA as Finished Oil actually obtained on a quarterly basis. Any difference will be converted into Units of ARA as Crude Oil by dividing any such difference in Finished Oil quantities by the average RBD yield and DSM will invoice Martek with respect to any increase in Crude Oil quantity or will credit Martek with respect to any decrease in Crude Oil quantity as follows: for DSM Variable Cost per Unit of ARA, * and for DSM Mark Up per Unit of ARA, *. Any corresponding payment reconciliations shall be made on a quarterly basis.
9. Amendments to Sections 6.16 of the Agreement.
A.	Section 6.16(a) of the Agreement is hereby amended by inserting “yields,” in the first sentence, between “accurate records of its” and “production costs”.
B.	The following text is hereby inserted as a new Section 6.16(c) of the Agreement:
(c) Any aggregate overbilling of DSM Fixed Costs in the Interim Period discovered in the course of any audit pursuant to this Section 6.16 which does not exceed the relevant amounts calculated as provided in Section 6.1(n) shall not be reimbursed to Martek as provided in Section 6.16(b) above.
10. Amendments to Section 7.1 of the Agreement.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

A. Section 7.1(a) of the Agreement is hereby amended to include the following sentence at the end of such section:
     During the term of this Agreement, DSM shall be responsible for R&D on stirred fermentation and related strain improvement and recovery up until the dried Biomass stage and Martek shall be responsible for R&D on bubble-tank fermentation and related strain improvement and recovery up until the dried Biomass stage, as well as R&D on extraction of the Crude Oil from the Biomass and RBD of the Crude Oil. Notwithstanding the foregoing, DSM hereby acknowledges Martek’s right to perform R&D on the manufacturing of ARA in bubble-tank fermentors for the purpose of exercising its production rights under Sections 3.1 and 3.3 of the Agreement.
B. Sections 7.1(c)(i) through (iv) of the Agreement are hereby deleted in their entirety and replaced with the following:
(i) Unless the parties mutually decide to discontinue the R&D collaboration, or it terminates as provided in Section 7.1(a) above, in the fourth quarter of each year of this Agreement, the parties shall exchange their respective annual R&D Plans in the R&D Committee, for the purpose of sharing information and ideas and to invite the other party to make suggestions for improvements to such R&D Plans, relating to their areas of R&D responsibility as provided above, provided that in no event shall incremental process improvements or manufacturing improvements be included in any such annual R&D Plan. Both parties shall provide quarterly reports on their R&D efforts to the R&D Committee; provided that either Martek or DSM may perform and finance their own R&D relating to uses of ARA in their respective ARA Fields of Use as well as ARA Applications for Adults licensed to DSM pursuant to Section 7.4(f) without the requirement to notify the other party or make reports as provided above.
(ii) The parties may, in addition, submit research projects to the R&D Committee for the recommendation of possible joint funding, at each party’s sole discretion, with any such project which is approved for joint funding (a “Jointly Funded ARA Research Project”) to be described in a detailed project plan (including project management details). Such research project proposals may include topics which are not related directly to the respective areas of responsibility as described in Section 7.1(a) or to the ARA Fields of Use (or other licensed areas). Upon unanimous R&D Committee recommendation for joint funding, each proposed research project will be submitted to the Committee, in line with the yearly budgeting process, for final written approval.
C. Section 7.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
     (d) R&D Costs. Each party shall be responsible for its own R&D costs. The parties acknowledge that DSM shall not include any costs of DSM R&D in the DSM Cost per Unit of ARA billed to Martek unless expressly agreed by Martek in advance in writing and Martek shall not include any costs of Martek R&D in the Martek Cost per Unit of ARA billed to DSM unless expressly agreed by DSM in advance in writing. The costs involved in an approved Jointly Funded ARA Research Project shall be shared equally, unless otherwise agreed to by the Committee in writing and any corresponding payment reconciliations shall be made on a yearly basis.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

D. Section 7.1(e) of the Agreement is hereby deleted in its entirety and replaced with the following:
     (e) Outsourced R&D Activities. Any work to be performed at Martek for R&D activities for which DSM is responsible as provided above will be based only on outsourcing by DSM and performed only at DSM’s initiative. Any work to be performed at DSM for R&D activities for which Martek is responsible as provided above will be based only on outsourcing by Martek and performed only at Martek’s initiative.
E. Section 7.1(f) of the Agreement is hereby deleted in its entirety and replaced with the following:
     (f) Reserved.
F. Section 7.1(g) of the Agreement is hereby amended by deleting the word “joint” in the third line and replacing it with the words “Jointly Funded”.
11. Amendments to Section 7.2 of the Agreement. Section 7.2(c) of the Agreement is hereby amended as follows:
A. The words “an approved Project Plan” in the fourth line thereof shall be replaced with the words “a Jointly Funded ARA Research Project”.
B. The reference to Section 7.3(a)(iii) in the third line of subpart (i) shall be changed to refer to Section 7.3(a)(ii).
C. The words “approved Project Plan” in the penultimate sentence of subpart (iii) shall be replaced with the words “Jointly Funded ARA Research Project”.
D. The beginning of Section 7.2(c) of the Agreement is hereby amended and restated as follows:
“Subject to the licenses granted in Sections 7.4(a), 7.4(b) and 7.4(f) hereof, intellectual property rights in any inventions,...”
12. Amendments to Section 7.3 of the Agreement.
A. Section 7.3(a)(i) of the Agreement is hereby amended by replacing the reference to Section 7.1(a)(iii) in such section with a reference to Section 7.1(a)(ii).
B. The end of the last sentence of Section 7.3(a)(iii) is hereby amended and restated as follows:
“and such party hereby grants the Declining Party a license to use such patents in accordance with the parties’ respective rights in Sections 7.4(a), 7.4(b) and 7.4(f).”
13. Amendments to Section 7.4 of the Agreement.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

A. The beginning of Section 7.4(c) of the Agreement is hereby amended and restated as follows:
“The licensed rights in Sections 7.4(a) and 7.4(b) above and Section 7.4(f) below may be sublicensed by a party to its Affiliates....”
B. Subsection (ii) of the proviso of Section 7.4(c) is hereby amended and restated as follows:
“(ii) in the event of a Martek Shortfall, DSM shall be entitled to sublicense the licensed rights granted in Section 7.4(a) and Section 7.4(f) to one or more Third Party Toll Manufacturers in accordance with the requirements of Section 3.4(c) for the sole purpose of responding, and only for so long as necessary to respond, to such Martek Shortfall.”
C. The end of the second sentence of Section 7.4(d) is hereby amended and restated as follows:
“ ...a license to use such Improvements, in accordance with the parties’ respective rights in Sections 7.4(a), 7.4(b) and 7.4(f) with respect to the underlying technology or invention.”
D. Section 7.4(d) of the Agreement is amended by (1) replacing the words “an approved Project Plan” in the fourth line with the words “a Jointly Funded ARA Research Project”, and (2) replacing the words “Proponent Party referred to in Section 7.3(a)(iii)” in the seventh line with “Patent Proponent Party referred to in Section 7.3(a)(ii)”.
E. The following section is hereby inserted as new Section 7.4(f) of the Agreement:
     (f) Additional DSM License. In addition to the licenses granted to DSM in Section 7.4(a), and subject to the provisions of this Section 7.4(f) and Section 9.3, Martek hereby grants to DSM an exclusive (including as to Martek), worldwide, non-assignable, sublicensable (to the extent permitted in Section 7.4(c)) license under the Martek Proprietary Technology, the Martek R&D Patents, the Excluded Subject Matter, and any Martek Improvements to make (only with respect to Biomass or as otherwise permitted in Section 3.4(a) or (b)), use, import, sell and offer for sale ARA Products and ARA Products combined with other products for the following ARA Applications for Adults:
(i)	*

(ii)	*

(iii)	Other areas agreed to in writing between the parties. DSM shall request any such additional areas in writing and Martek shall notify DSM in writing within 3 months from delivery of DSM’s written request whether it agrees to grant any such additional rights for ARA Applications for Adults to DSM. In the event Martek fails to deliver written notice to DSM within such 3-month period denying DSM the rights requested, Martek shall be deemed conclusively to have approved such request. In case Martek denies in writing any such additional rights for ARA Applications for Adults to DSM, Martek will provide reasons for such denial in writing to DSM.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

The foregoing ARA Applications for Adults to which DSM is granted a license hereunder are hereinafter referred to as the “DSM Adult ARA Applications,” each customer purchasing an ARA Product (alone or in combination with another product) from DSM or one of its Affiliates for a DSM Adult ARA Application is hereinafter referred to as a “DSM Adult Application Customer” and any ARA Product sold by DSM or one of its Affiliates for use in a DSM Adult ARA Application is hereinafter referred to as a “DSM Adult ARA Product.”
It is understood and agreed that (i) DSM shall not be required to deliver the notice specified in Section 5.2 of this Agreement to any DSM Adult Application Customer that purchases only a DSM Adult ARA Product and (ii) no DSM Adult Application Customer shall be deemed to be an Out of Scope Customer for purposes of Section 5.2 solely because it purchases a DSM Adult ARA Product. In lieu of the requirements set forth in Section 5.2, DSM shall notify each DSM Adult Application Customer prior to any sale to such a customer of a DSM Adult ARA Product that (a) the DSM Adult ARA Products sold to such DSM Adult Application Customer are subject to intellectual property licenses that prohibit such customer from selling or using such DSM Adult ARA Products for any application other than a DSM Adult ARA Application and (b) such DSM Adult Application Customer will not be able to purchase DSM Adult ARA Products from DSM or any of its Affiliates if any sale or use by such DSM Adult Application Customer of such DSM Adult ARA Products is outside the DSM Adult ARA Applications and (c) such DSM Adult Application Customer must label all products which incorporate such DSM Adult ARA Product as being for use only within the relevant DSM Adult ARA Application unless such DSM Adult ARA Application is a * in which case this clause (c) shall not apply to consumer products within such *.
For each such sale, DSM shall provide a detailed report to Martek within forty-five (45) days following the end of each calendar quarter which shall at least include the product name, the DSM Adult Application Customer’s name, the intended application and the total Units of ARA sold. The parties shall cooperate in good faith to identify any DSM Adult Application Customer that uses or sells DSM Adult ARA Products purchased from DSM in an application other than a DSM Adult ARA Application and DSM shall promptly stop sale of DSM Adult ARA Products to any DSM Adult Application Customer who violates the restrictions specified above.
DSM will pay Martek a royalty equal to * of the Fixed Budget Price per Unit of ARA in effect for the calendar year in which such sale takes place for each Unit of ARA contained in any DSM Adult ARA Product sold by DSM or its Affiliates. Notwithstanding the foregoing, for sales into the * market of a DSM Adult ARA Product that is a DHA/ARA combination product, DSM agrees that it will either (i) utilize DHA supplied by Martek for such DSM Adult ARA Product, subject to the payment of the * royalty specified above, or (ii) not utilize DHA supplied by Martek for such DSM Adult ARA Product and instead pay Martek a royalty equal to * of the Fixed Budget Price per Unit of ARA for such calendar year for each Unit of ARA contained in such DSM Adult ARA Product. DSM shall pay Martek any royalties due hereunder on a quarterly basis, within forty-five (45) days following the end of each quarter. Martek shall have the right to audit DSM’s calendar year books and records in accordance with Section 6.16 of this Agreement for purposes of confirming any and all sales of ARA and DHA by DSM pursuant to the licensed rights granted in this Section 7.4(f) and any discrepancies identified in the course of any such audit shall be remedied as provided in Section 6.16(b) thereof.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

14. Ammendments to Section 3.4 of the Agreement.
A. The second sentence of Section 3.4(a) is hereby deleted in its entirety and replaced with the following:
“Except as expressly set forth below, DSM agrees that in any calendar year neither it nor its Affiliates shall sell, directly or indirectly, a combined aggregate quantity of ARA Products into any DSM ARA Field of Use and/or any ARA Application for Adults licensed to DSM pursuant to Section 7.4(f) which contains more than the greater of (i) * Units of ARA or (ii) the Crude Oil requirements for the DSM ARA Fields of Use (the “DSM Extraction Allocation”) as adjusted pursuant to this Section 3.4(a), which are not derived from ARA Products that Martek performed Extraction services on pursuant to this Agreement.”
B. The second sentence of Section 3.4(b) is hereby deleted in its entirety and replaced with the following:
“Except as expressly set forth below, DSM agrees that in any calendar year neither it nor its Affiliates shall sell, directly or indirectly, a combined aggregate quantity of ARA Products into any DSM ARA Field of Use and/or any ARA Application for Adults licensed to DSM pursuant to Section 7.4(f) which contains more than the greater of (i) * Units of ARA or (ii) the Finished Oil requirements for the DSM ARA Fields of Use (the “DSM RBD Services Allocation”) as adjusted pursuant to this Section 3.4(b), which are not derived from ARA Products that Martek performed RBD services on pursuant to this Agreement.”
15. Miscellaneous.
     (a) Except as expressly modified herein, all terms and conditions set forth in the Agreement shall remain in full force and effect and the Agreement as so modified is hereby ratified and confirmed in all respects.
     (b) The provisions of Section 10.5 (Disputes; Arbitration) of the Agreement are hereby incorporated by reference into this Second Amendment, with the same force and effect as if set forth in full herein.
     (c) This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts to be performed fully within the State of New York. The parties hereby expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws.
     (d) Neither this Second Amendment nor any terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by all parties or, in the case of a waiver, by the party waiving compliance.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (e) The parties acknowledge that this Second Amendment sets forth the complete, exclusive and integrated understanding of the parties and supersedes all proposals or prior agreements, oral or written, and all other prior communications between the parties relating to the subject matter of this Second Amendment and, except as provided in Section 15(d), no other documents shall act to modify, amend or add to this Second Amendment.
     (f) This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
16. Integration.
     The parties will, upon signing of this Second Amendment prepare an amended and restated version of the Agreement that integrates all changes made pursuant to the First Amendment and this Second Amendment.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the parties has caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

MARTEK BIOSCIENCES CORPORATION	DSM FOOD SPECIALTIES B.V.
/s/ Steve Dubin	/s/ Xander Wessels
By: Steve Dubin	By: Xander Wessels
Title: Chief Executive Officer	Title: Managing Director

/s/ Geert Jan Nieboer

By: Geert Jan Nieboer
Title: Managing Director
Schedules:
Schedule 6.1(n)            Variable Cost Calculation
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 6.1(n)
VARIABLE COSTS CALCULATION
     1. Calculation of Variable Costs in 2007

Capua	Units	Rate	Usage/Kg	Variable Cost/Kg
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*				*

*
			*	*

Belvidere	Units	Rate	Usage/Kg	Variable Cost/Kg
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*				*

*
Volume (MT)

			Capua	*
			Belvidere	*

		Average Variable Cost/Kg		*

2.	Calculation of Variable Costs and DSM Mark Up in 2008, 2009 and 2010 (if the 2010 Minimum Threshold is met).
          (a) Confirmation that Variable Costs have not exceeded $* excluding rate adjustments. For each Variable Cost line item for the Belvidere and Capua production facilities, the 2007 rate will be multiplied by the new usage/ Kg as agreed to by the Committee to be used for such subsequent year. The resulting cost/ Kg for all line items will be summed for each facility. For Capua, this sum will be converted into USD at a rate of $*. A weighted average Variable Cost will be calculated based on the anticipated production volume for each facility as specified in the DSM Three Year Rolling Production Forecast due on December 1st of the current year. If the result of this calculation is less than or equal to $* then the Variable Cost will be calculated in accordance with section (b) below and the DSM Mark up will be calculated in accordance with section (c) below. However, if the result is greater than
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

$* then the Variable Cost will be calculated in accordance with section (c) below and the DSM Mark Up will be $* for such Subsequent Year.
     (b) Calculation of Variable Cost for Each Subsequent Year. For each Variable Cost line item for the Belvidere and Capua production facilities, the new rates will be multiplied by the new usage/ Kg, both as agreed to by the Committee to be used for such Subsequent Year. The resulting cost/ Kg for all line items will then be summed for each facility. For Capua, this sum will be converted into USD at a rate of $*. A weighted average Variable Cost will be calculated based on the anticipated production volume for each facility as specified in the DSM Three Year Rolling Production Forecast due on December 1st of the current year. If the result of the calculation made in section (a) above is less than or equal to $* then this weighted average Variable Cost as calculated in this section (b) shall be the new Variable Cost for such Subsequent Year. If the result of the calculation made in section (a) above is greater than $* then the new Variable Cost shall be as calculated according to section (c) below.
     (c) Calculation of the DSM Mark Up for Each Subsequent Year. For each Variable Cost line item for the Belvidere and Capua production facilities, the new rates as agreed to by the Committee to be used for such Subsequent Year will be multiplied by the 2007 usage/ Kg. The resulting cost/ Kg for all line items will then be summed for each facility. For Capua, this sum will be converted into USD at a rate of $*. A weighted average Variable Cost will be calculated based on the anticipated production volume for each facility as specified in the DSM Three Year Rolling Production Forecast due on December 1st of the current year. If the result of the calculation made in section (a) above is greater than $* then the weighted average Variable Cost as calculated in this section (c) shall be the new Variable Cost for such Subsequent Year and the DSM Mark Up shall be $*. If the result of the calculation made in section (a) above is less than or equal to $*, then the weighted average Variable Cost calculated in section (b) above will be subtracted from the weighted average Variable Cost as calculated in this section (c) and half of any difference shall be added to the DSM Mark Up of $* for such Subsequent Year.
Note: All figures listed in this Schedule 6.1(n) are shown on a 40% ARA basis.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Example:
*
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     3. List of items included in the “other” Variable Cost lines:
Capua
*
Belvidere
*
Note: This list may be amended from time to time by agreement of the Committee.
* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.